Exhibit 99.1

FOR IMMEDIATE RELEASE

MMRGlobal 2014 "This Is Our Year" Letter to Shareholders

LOS ANGELES, CA--(Marketwired - April 1, 2014) - MMRGlobal, Inc. (OTCQB: MMRF)

As another year of reporting has ended with the filing of our Annual Report, I wanted to take a few minutes discussing why we believe 2014 is "our year." MMR's primary business is to offer and sell Personal Health Records ("PHRs") and license our patented health information technologies that help make them work. Starting January this year, at least fifty percent of all patients seen by eligible providers must have the ability to view, download and transmit their health information within four days after the records are available to the doctor or within 36 hours after a hospital discharge. As a leading provider of Personal Health Records, this means your Company is in the right place at the best of times.

Based on Meaningful Use requirements under the stimulus bill's HITECH Act, we got ready for prime time by investing millions of dollars in patents, intellectual property and technology preparing for 2014, the year of Transformation of Healthcare. And so did the U.S. government, which spent hundreds of millions of dollars, in fact more than $379 million, educating consumers on the health insurance marketplace and the Affordable Care Act ("ACA"), and the importance of having a Personal Health Record.

And we were right to invest. Seven million people have already enrolled in ACA through HealthCare.gov and it is expected that over 30 million more will ultimately be covered. Those 30 million and the rest of the insured population are being offered PHRs and other health & wellness tools as part of the everyday office routine in an effort to deliver better patient outcomes at reduced costs.

And when providers offer PHRs as part of the office routine, MMR stands to benefit.

Wall Street has also been right to invest in health information technology ("HIT") companies. In fact, less than two weeks ago Castlight Health Systems, a company that sells products and services to patients and employers similar to MMR, went public on the NYSE. Castlight debuted with $13 million in sales, trading at more than a 150 times revenue or in excess of two billion dollars in market cap. This clearly demonstrates the strength of the equity market for HIT companies like MMR.

We have always believed that protecting our technology and intellectual property is of utmost importance and have pursued patent protection since the Company's beginning. We have invested millions of dollars and thousands of hours on our health IT patent portfolio and operating technology, products and services, and the results speak for themselves. Through the Company's wholly owned subsidiary, MyMedicalRecords, Inc., we own ten U.S. patents, with a recent Notice of Allowance signaling number eleven, 17 pending U.S. applications and more continuing to be filed, and we are seeing financial results, directly attributable to the licensing of our patents. In the first quarter of 2014, MMR settled its first patent infringement case against a Fortune 50 company setting the stage for continued revenue not only in the quarter but for the long term. Weeks later the Company entered into a Patent Agreement with Cerner Corporation.

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The Company is also actively engaged in licensing and strategic partnership discussions with several of the largest EMR companies and Big Box retailers in the U.S. Over the next few weeks and throughout the year, you will continue to learn about developments pertaining to MMR's patent licensing strategy including announcements relating specifically to licensing and revenue.

Through our patents and other intellectual property we are creating barriers to entry for competitors selling Personal Health Record products and services, Patient Portals, and other Electronic Health Record Systems. The MMR HIT patent portfolio also includes numerous issued patents and pending applications in other countries or regional authorities of commercial interest including Australia, Singapore, New Zealand, Mexico, Japan, Canada, China, Hong Kong, South Korea, Israel and Europe.

The Company is also currently engaged in four patent infringement claims in Federal Court while actively investigating additional claims against others. The four cases are scheduled for a consolidated Markman Hearing in August 2014 (MyMedicalRecords, Inc., United States District Court for the Central District of California, at http://www.pacer.gov/).

We are a provider of Personal Health Record products and services with our MyMedicalRecords PHR, MMRPro document imaging and scanning systems, and MyEsafeDepositBox storage solutions. We strive to constantly offer new, improved products and services for patients and healthcare professionals. In 2014 we launched MMRProPlus, the most cost-effective way for healthcare professionals to scan and digitize medical records while providing patients timely online access to their personal health information through MyMedicalRecords. MMRProPlus is also an integrated, end-to-end document scanning and imaging solution that works with virtually any Windows-based or Mac OS scanning system at one-third the cost of the original MMRPro network scanning solution.

In MMR's 10-K filed yesterday, the Company reported that Subscriber Revenue increased by 9.7% as compared to the same period in 2012. We believe the increase was driven by the awareness of Personal Health Records driven by the money spent on advertising by HealthCare.gov and the resulting media exposure about the importance of having a PHR. Notwithstanding the positive trend, the Company's overall Revenue decreased from reduced MMRPro sales and Biotech Licensing Fees. The decrease in MMRPro was due to unforeseen delays in the opening and setup of new sales channels with major distribution partners and the changes in the product to make it work with any scanner. The decrease in the Biotech Licensing Fees is due to delays in reaching specific milestones under the Company's major biotech licensing agreement. We believe at least one of those milestones should come due during the current fiscal year.

The Company's Cost of Revenue decreased by 55% and overall our Gross Profit in 2013 was higher than 2012 by 50.5%. Our General and Administrative expenses increased by nearly $2 million dollars over 2012, mainly due to increased legal and consulting expenses, which included costs to prosecute additional relevant patents and other continuation claims both in the U.S. and internationally, not including litigation costs pertaining to the Company's patent infringement claims in the United States. The investment in these expenses has already begun to pay off in 2014. For a complete description of the Company's 2013 results we encourage you to read our 10-K on file with the SEC available on the Company's Investor Relations site.

In 2014, we also project that we will receive significant income from existing license agreements pertaining to our biotech assets, which we acquired through the Company's 2009 Reverse Merger with Favrille, Inc. These assets have particular utility for the treatment of cancer and other diseases of the immune system. These assets which include patient samples are now owned and/or controlled by the Company, which has identified licensing opportunities and agreements that include milestone payments in excess of $13 million dollars.

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In 2013, the Company received its first U.S. patent issued for "Antibodies and Methods for Making and Using Them," followed by patents issued in Australia and South Korea. Additionally, another U.S. patent was issued for our "Method and Composition for Altering a B Cell Mediated Pathology," giving us four U.S. patents under this title and significant manufacturing patent protection in the U.S. Our biotech intellectual property portfolio covers patents and applications directed to protection of our anti-CD20 monoclonal antibodies and idiotype cancer vaccine. In addition to the U.S., we also have patents issued in numerous other countries including Mexico, Singapore, Hong Kong, Japan and throughout Europe, and patents pending in various other countries of commercial interest.

In 2014, the Company expects to benefit from the growth in Telemedicine and smartphone usage in healthcare which requires connectivity to patients through a Personal Health Record. MMR already has connectivity to Telemedicine systems built into the Company's PHR platform. Through Alcatel-Lucent's ng Connect Program, MMR offers direct connection to physicians and other connected health and wellness management tools. Also, in February 2014, we began plans to enter the medical cannabis industry providing Personal Health Records to dispensaries for patients to securely store recommendations from physicians.

We will continue to use social media including Facebook and Twitter to build greater awareness of and sell our products and services and communicate with shareholders. The Company is also expanding affiliated marketing programs that enable publishers, advertisers and health-related websites to offer Personal Health Records to their customers on a "Per Acquisition" basis, significantly reducing advertising costs to the Company.

Find out more about why this is our year. Join management in a Shareholder Conference Call, Tuesday, April 8th, at 1:30PM Pacific Time, entitled "The Year-End Review and the Year Ahead." Details on how you can access the call are available on the Company's Investor Relations website at www.mmrglobal.com, or by emailing info@mmrmail.com. You may also register in advance to assure your place on the call at http://edge.media-server.com/m/p/uwaz5o88/lan/en.

MMR's 2014 management agenda is to participate in the strong equity markets and current marketplace comparables for HIT companies and work toward uplisting to the Small Cap Nasdaq, American or New York Stock Exchange. We think that this would be one of the most responsible agendas we can put forth. Finally, the Company plans on selling our products and services and licensing our HIT IP by taking advantage of the Transformation in Healthcare.

About MMRGlobal
MMRGlobal, Inc., through its wholly-owned subsidiary, MyMedicalRecords, Inc., provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, retail pharmacies, and professional organizations and affinity groups. The MyMedicalRecords PHR enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet. MyMedicalRecords is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. MMR's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients through an integrated patient portal. MMR also offers its MyEsafeDepositBox service which provides secure online storage for vital financial, legal and insurance documents in addition to medical records using patented technologies that drive the MyMedicalRecords PHR service. Through its merger with Favrille, Inc. in January 2009, MMR acquired intellectual property biotech assets that include anti-CD20 antibodies and data and samples from its FavId™/Specifid™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMRGlobal, Inc. visit www.mmrglobal.com. View demos and video tutorials of MMR's products and services at www.mmrtheater.com.

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Forward-Looking Statements
All statements in this press release that are not strictly historical in nature, including, without limitation, intellectual property licenses, intellectual property enforcement actions, infringement claims or litigation, and future performance, management's expectations, beliefs, intentions, estimates or projections, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause MMR's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words (and their derivations) such as "need," "possibility," "potential," "intend," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," and "continue," or the negative of these words. Actual outcomes and results of operations and the timing of selected events may differ materially from the results predicted, and any reported results should not be considered as an indication of future performance. Such statements are necessarily based on assumptions and estimates and are subject to various risks and uncertainties, including those relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, potential licensees, competitors and legislative, judicial and other governmental authorities and officials. Factors that could cause or contribute to such differences include, but are not limited to: unexpected outcomes with respect to intellectual property enforcement actions, claims of intellectual property infringement and general intellectual property litigation; our ability to maintain, develop, monetize and protect our patent portfolio for both MMR's health IT and biotechnology intellectual property assets in the U.S. and internationally; the timing of milestone payments in connection with licensing our intellectual property; our ability to establish and maintain strategic relationships; changes in our relationships with our licensees; the risk MMR's products are not adopted or viewed favorably by the healthcare community and consumer retail market; business prospects, results of operations or financial condition; risks related to the current uncertainty and instability in financial and lending markets, including global economic uncertainties; the timing and volume of sales and installations; the length of sales cycles and the installation process; the market's acceptance of new product and service introductions; competitive product offerings and promotions; changes in government laws and regulations including the 2009 HITECH Act and changes in Meaningful Use and the 2010 Affordable Care Act; future changes in tax legislation and initiatives in the healthcare industry; undetected errors in our products; the possibility of interruption at our data centers; risks related to third party vendors; risks related to obtaining and integrating third-party licensed technology; risks related to a security breach by third parties; risks associated with recruitment and retention of key personnel; other litigation matters; uncertainties associated with doing business internationally across borders and territories; and additional risks discussed in MMR's filings with the Securities and Exchange Commission. Additional information is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. MMR is providing this information as of the date of this release and, except as required by applicable law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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CONTACT:

Michael Selsman
Public Communications Co.
 ms@publiccommunications.biz
 (310) 922-7033